Third Quarter 2019 Earnings Presentation November 5, 2019

Westlake Chemical Corporation Business Highlights . Net income of $158 million for the third quarter of 2019; 33% improvement over the second quarter of 2019 . Issued EUR 700,000,000 of senior unsecured notes due 2029 at a coupon of 1.625% per annum in July of 2019 . Exercised right to increase ownership of LACC, our 2.2 billion pound ethylene joint venture with Lotte, to at least 47% interest in the fourth quarter of 2019 . Started up of German PVC expansion, with Geismar, Louisiana PVC and VCM expansion completed by year end, which improves our chain integration and allows us to maximize the available chain margin . Focus on controlling our costs and being disciplined with our capital investments . Pursue opportunities to invest within our current operations to further the integration of our business and lower our production costs . Actively participating in the industry’s sustainability initiatives including those of the Alliance to End Plastic Waste, the Vinyl Institute and Materials Recovery for the Future 2

Westlake Chemical Corporation Third Quarter 2019 Financial Highlights 3Q 2019 vs. 3Q 2019 vs. YTD YTD YTD 2019 vs. ($ in millions) 3Q 2019 2Q 2019 2Q 2019 3Q 2018 3Q 2018 2019 2018 YTD 2018 Sales $2,066 $2,144 (4%) $2,255 (8%) $6,235 $6,640 (6%) Operating Income $226 $194 16% $396 (43%) $554 $1,201 (54%) Vinyls EBITDA $306 $269 14% $391 (22%) $814 $1,182 (31%) Olefins EBITDA $128 $119 8% $198 (35%) $321 $589 (46%) Corporate EBITDA ($9) ($16) 44% ($9) ($24) ($44) 45% EBITDA¹ $425 $372 14% $580 (27%) $1,111 $1,727 (36%) Third Quarter 2019 vs. Third Quarter 2019 vs. Second Quarter 2019 Third Quarter 2018 + Lower ethane feedstock and fuel costs – Lower global sales prices for our major + Lower impacts from planned products turnarounds and unplanned outages + Lower ethane feedstock and fuel costs (1) Reconciliations of EBITDA, Vinyls EBITDA, Olefins EBITDA and Other EBITDA to the applicable GAAP measures can be found on 3 pages 7, 8 and 9

Vinyls Segment Performance YTD 2019 3Q 2019 vs. 3Q 2019 vs. YTD YTD vs. YTD ($ in millions) 3Q 2019 2Q 2019 2Q 2019 3Q 2018 3Q 2018 2019 2018 2018 Sales $1,618 $1,667 (3%) $1,714 (6%) $4,851 $5,114 (5%) Operating Income $153 $129 19% $251 (39%) $383 $788 (51%) EBITDA $306 $269 14% $391 (22%) $814 $1,182 (31%) Third Quarter 2019 vs. Third Quarter 2019 vs. Second Quarter 2019 Third Quarter 2018 + Lower ethane feedstock and fuel costs – Lower sales prices for caustic soda and PVC + Lower impact from turnaround activity resin + Lower ethane feedstock and fuel costs 3Q 2019 3Q 2019 vs. vs. 2Q 2019 3Q 2018 Average Average Sales Price Volume Sales Price Volume -2.2% -0.8% -8.9% + 3.2% 4

Olefins Segment Performance 3Q 2019 vs. 3Q 2019 vs. YTD YTD YTD 2019 vs. ($ in millions) 3Q 2019 2Q 2019 2Q 2019 3Q 2018 3Q 2018 2019 2018 YTD 2018 Sales $448 $477 (6%) $541 (17%) $1,384 $1,526 (9%) Operating Income $92 $82 12% $162 (43%) $211 $483 (56%) EBITDA $128 $119 8% $198 (35%) $321 $589 (46%) Third Quarter 2019 vs. Third Quarter 2019 vs. Second Quarter 2019 Third Quarter 2018 + Lower feedstock and fuel costs – Lower sales prices of our major products – Lower polyethylene prices + Lower feedstock and fuel costs 3Q 2019 3Q 2019 vs. vs. 2Q 2019 3Q 2018 Average Average Sales Price Volume Sales Price Volume -6.6% + 0.7% -21.8% + 4.7% 5

Financial Reconciliations 6

Consolidated Statements of Operations Three Months Three Months Ended September 30, Nine Months Ended September 30, Ended June 30, 2019 2019 2018 2019 2018 (In millions of dollars, except per share data) Net sales $ 2,144 $ 2,066 $ 2,255 $ 6,235 $ 6,640 Cost of sales 1,804 1,695 1,716 5,225 5,007 Gross profit 340 371 539 1,010 1,633 Selling, general and administrative expenses 117 110 114 343 337 Amortization of intangibles 27 27 24 81 75 Restructuring, transaction and integration-related costs 2 8 5 32 20 Income from operations 194 226 396 554 1,201 Interest expense (28) (31) (28) (89) (96) Other income, net 2 21 23 32 53 Income before income taxes 168 216 391 497 1,158 Provision for income taxes 39 50 73 120 255 Net income 129 166 318 377 903 Net income attributable to noncontrolling interests 10 8 10 28 30 Net income attributable to Westlake Chemical $ 119 $ 158 $ 308 $ 349 $ 873 Corporation Earnings per common share attributable to Westlake Chemical Corporation: Basic $ 0.92 $ 1.22 $ 2.36 $ 2.70 $ 6.70 Diluted $ 0.92 $ 1.22 $ 2.35 $ 2.69 $ 6.67 7

Reconciliation of EBITDA to Net Income, Income from Operations and Net Cash Provided by Operating Activities Three Months Three Months Ended September 30, Nine Months Ended September 30, Ended June 30, 2019 2019 2018 2019 2018 (In millions of dollars) Net cash provided by operating activities $ 320$ 501$ 606$ 968$ 1,155 Changes in operating assets and liabilities and other (191) (316) (259) (557) (178) Deferred income taxes — (19) (29) (34) (74) Net income 129 166 318 377 903 Less: Other income, net 2 21 23 32 53 Interest expense (28) (31) (28) (89) (96) Provision for income taxes (39) (50) (73) (120) (255) Income from operations 194 226 396 554 1,201 Add: Depreciation and amortization 176 178 161 525 473 Other income, net 2 21 23 32 53 EBITDA $ 372 $ 425 $ 580 $ 1,111 $ 1,727 8

Reconciliation of Vinyls, Olefins and Corporate EBITDA to Applicable Operating Income (Loss) Three months Three months ended September 30, Nine months ended September 30, ended June 30, (in $ millions) 2019 2019 2018 2019 2018 VinylsEBITDA $269 $306 $391 $814 $1,182 Less: Depreciation and Amortization 138 141 124 413 362 Other Income (Expenses) 2 12 16 18 32 Vinyls Operating Income (Loss) 129 153 251 383 788 Olefins EBITDA 119 128 198 321 589 Less: Depreciation and Amortization 36 35 35 106 102 Other Income (Expenses) 1 1 1 4 4 Olefins Operating Income (Loss) 82 92 162 211 483 Corporate EBITDA (16) (9) (9) (24) (44) Less: Depreciation and Amortization 2 2 2 6 9 Other Income (Expenses) (1) 8 6 10 17 Corporate Operating Income (Loss) (17) (19) (17) (40) (70) Vinyls Operating Income (Loss) 129 153 251 383 788 Olefins Operating Income (Loss) 82 92 162 211 483 Corporate Operating Income (Loss) (17) (19) (17) (40) (70) Total Operating Income (Loss) $194 $226 $396 $554 $1,201 9

Quarterly Industry Pricing 10

EXHIBIT 99.2

Average Quarterly Industry Prices (1)

	Quarter Ended				
	September 30, 2018	December 31, 2018	March 31, 2019	June 30, 2019	September 30, 2019
Average domestic prices					
Ethane (cents/lb) (2)	14.3	11.6	10.0	7.1	5.8
Propane (cents/lb) (3)	23.5	18.7	15.7	12.8	10.3
Ethylene (cents/lb) (4)	17.3	20.2	17.0	13.7	20.7
Polyethylene (cents/lb) (5)	70.0	68.0	60.0	63.0	59.0
Styrene (cents/lb) (6)	90.3	84.3	78.8	80.8	79.9
Caustic soda ($/short ton) (7)	782	748	717	697	692
Chlorine ($/short ton) (8)	175	175	175	175	175
PVC (cents/lb) (9)	67.5	67.5	68.8	68.2	68.8
Average export prices					
Polyethylene (cents/lb) (10)	53.5	49.0	44.0	42.8	39.7
Caustic soda ($/short ton) (11)	564	424	382	344	217
PVC (cents/lb) (12)	36.5	34.3	36.0	35.0	35.1

1) Industry pricing data was obtained through IHS Markit ("IHS"). We have not independently verified the data.
2) Average Mont Belvieu spot prices of purity ethane over the period.
3) Average Mont Belvieu spot prices of non-TET propane over the period.
4) Average North American spot prices of ethylene over the period.
5) Average North American Net Transaction prices of polyethylene low density GP-Film grade over the period.
6) Average North American contract prices of styrene over the period.
7) Average USGC-CSLi index values for caustic soda over the period. As stated by IHS, "the caustic soda price listing represents the USGC-CSLi values. USGC-CSLi does not reflect contract price discounts, implementation lags, caps or other adjustments factors. Additionally, it is not intended to represent a simple arithmetic average of all market transactions occurring during the month. Rather, the USGC-CSLi is most representative of the month-to-month caustic soda price movement for contract volumes of liquid 50% caustic soda rather than the absolute value of contract prices at a particular point in time. It is intended to serve only as a benchmark."
8) Average North American contract prices of chlorine over the period. Effective January 1, 2019, IHS made a non-market average downward adjustment of $172.50 per short ton to chlorine prices. For comparability, we adjusted the prior period's chlorine price downward by $172.50 per short ton consistent with the IHS non-market adjustment.
9) Average North American contract prices of pipe grade polyvinyl chloride ("PVC") over the period. As stated by IHS, "the contract resin prices posted reflect an "index" or "market" for prices before discounts, rebates, incentives, etc."
10) Average North American export price for low density polyethylene GP-Film grade over the period.
11) Average North American low spot export prices of caustic soda over the period.
12) Average North American spot export prices of PVC over the period.

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Safe Harbor Language This presentation contains certain forward-looking statements including statements regarding the timing and results of capital projects and demand for our products and capacity additions in the vinyls industry. Actual results may differ materially depending on factors such as general economic and business conditions; the cyclical nature of the chemical industry; the availability, cost and volatility of raw materials and energy; uncertainties associated with the United States, Europe and worldwide economies, including those due to political tensions in the Middle East and elsewhere; current and potential governmental regulatory actions in the United States and Europe and regulatory actions and political unrest in other countries; industry production capacity and operating rates; the supply/ demand balance for our products; competitive products and pricing pressures; instability in the credit and financial markets; access to capital markets; terrorist acts; operating interruptions including leaks, explosions, fires, weather-related incidents, mechanical failure, unscheduled downtime, labor difficulties, transportation interruptions, spills and releases and other environmental risks; changes in laws or regulations; technological developments; our ability to implement our business strategies; creditworthiness of our customers; and other factors described in our reports filed with the Securities and Exchange Commission. Many of these factors are beyond our ability to control or predict. Any of these factors, or a combination of these factors, could materially affect our future results of operations and the ultimate accuracy of the forward-looking statements. These forward-looking statements are not guarantees of our future performance, and our actual results and future developments may differ materially from those projected in the forward-looking statements. Management cautions against putting undue reliance on forward-looking statements. Every forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements. Investor Relations Contacts Steve Bender Jeff Holy Executive Vice President & Vice President & Chief Financial Officer Treasurer Westlake Chemical 2801 Post Oak Boulevard, Suite 600 Houston, Texas 77056 713-960-9111 12